                                   3,000,000 SHARES


                                 CELLNET FUNDING, LLC

                              CELLNET DATA SYSTEMS, INC.

                         ___% EXCHANGEABLE LIMITED LIABILITY
                             COMPANY PREFERRED SECURITIES







                                UNDERWRITING AGREEMENT







__________, 1998

                                   _____________, 1998



Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

          CellNet Funding, LLC, a Delaware limited liability corporation ("FUNDING"), and CellNet Data Systems, Inc. (the "COMPANY"), propose to issue and sell to Morgan Stanley & Co. Incorporated (the "UNDERWRITER") 3,000,000 shares of Funding's ___% Exchangeable Limited Liability Company Preferred Securities, liquidation preference $25.00 per preferred security (the "FIRM PREFERRED SECURITIES") which will be mandatorily redeemable on May 1, 2010, as set forth in the Agreement of Limited Liability Company of Funding (the "LLC AGREEMENT"). Funding and the Company also propose to issue and sell to you not more than an additional 450,000 shares of Funding's ___% Exchangeable Limited Liability Company Preferred Securities, liquidation preference $25.00 per preferred security (the "ADDITIONAL PREFERRED SECURITIES"), which will be mandatorily redeemable on May 1, 2010, if and to the extent that you shall have determined to exercise the right to purchase such Additional Preferred Securities granted to you in Section 2 hereof. The Firm Preferred Securities and the Additional Preferred Securities are hereinafter collectively referred to as the "PREFERRED SECURITIES." The Preferred Securities will be exchangeable at the option of the holder thereof into shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company.

          The Preferred Securities will be guaranteed by the Company (the "GUARANTEE"), to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption pursuant to the Guarantee Agreement (the "GUARANTEE AGREEMENT") to be dated as of the Closing Date (as defined below). Funding will purchase, with a portion of the proceeds of the issuance and sale of the Preferred Securities, and pledge pursuant to an Escrow Agreement (the "ESCROW AGREEMENT") to be dated as of the Closing Date among Funding, the Company and The Bank of New York, as escrow agent (the "ESCROW AGENT"), U.S. Treasury strips (the "TREASURY STRIPS") as security for payment in full of the dividends on the Preferred Securities through and including August 1, 2001. From the Closing Date to a date (the "FUNDING DATE") that is no more than six months after the Closing Date, Funding will invest the entire proceeds of the issuance and sale of the Preferred Securities, less the amount used to purchase Treasury Strips, in U.S. government securities. On the Funding Date, Funding will use the earnings on and principal of such U.S. government securities to pay the purchase price of $_____ million (plus an amount equal to 85% of the aggregate liquidation preference of any Additional Preferred Securities purchased by you pursuant to Section 2 hereof) of preferred stock of the Company, par

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value $_____ per share (the "ORIGINAL CELLNET PREFERRED STOCK" and, together with the Additional CellNet Preferred Stock (as defined below), the "CELLNET PREFERRED STOCK"), which will be mandatorily redeemable at the option of Funding two business days prior to May 1, 2010, as set forth in the Certificate of Designation, Rights and Preferences of the CellNet Preferred Stock (the "CERTIFICATE OF DESIGNATION"). In the event such earnings and principal do not equal $______ million (plus an amount equal to 85% of the aggregate liquidation preference of any Additional Preferred Securities purchased by you pursuant to Section 2 hereof), the Company [will distribute shares of Common Stock to Funding in a number that will be sufficient, when sold by Funding in the open market, to eliminate such cash shortfall]. The Preferred Securities and the shares of Common Stock issuable upon exchange of the Preferred Securities (the "CELLNET EXCHANGE COMMON SHARES") are collectively referred to herein as the "SECURITIES."

          The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Securities and the Guarantee. The registration statement as amended at the time it becomes effective, including (x) the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and (y) the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Preferred Securities is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional Preferred Securities pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

1. REPRESENTATIONS AND WARRANTIES. Each of Funding and the Company, jointly and severally, represents and warrants to and agrees with you that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the knowledge of Funding or the Company, threatened by the Commission.

          (b) (i) Each of Funding and the Company meets the requirements for use of Form S-3 under the Securities Act, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein.

          (c) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          (d) Funding has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the power and authority to own its property and to conduct its business as described in the Prospectus.

          (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or any Subsidiary (as defined below), singly.

          (f) Each of CellNet Data Services, Inc., a Delaware corporation, CellNet Data Services (KC), Inc., a Delaware corporation, CellNet Data Services (MSP), Inc., a Delaware corporation, CellNet Data Services (SL), Inc., a Delaware corporation, CN Frequency (KC), Inc., a Delaware corporation, CN Frequency (SL), Inc., a Delaware corporation, and CN WAN Corp., a Delaware corporation (each, a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES"), which are the only significant subsidiaries of the Company as defined in Rule 1-02 of Regulation S-X, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (g) This Agreement has been duly authorized, executed and delivered by each of Funding and the Company.

          (h) The Escrow Agreement has been duly authorized by each of Funding and the Company and, when executed and delivered by each of Funding and the Company, will be a valid and binding agreement of each of Funding and the Company, enforceable against each of them in accordance with its terms, except as (x) the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (i) Upon the delivery to the Escrow Agent of the certificates or instruments, if any, representing the Treasury Strips, the pledge and grant of a security interest in the Treasury Strips for the benefit of the Escrow Agent and the holders of the Preferred Securities will constitute a perfected security interest in the Treasury Strips with first priority against all creditors of the Company and Funding.

          (j) The Preferred Securities are duly authorized by the LLC Agreement and, when issued and delivered to and paid for by you in accordance with the terms of this Agreement and the LLC Agreement, will be validly issued and fully paid, and will not be subject to any preemptive or similar rights.

          (k) Once duly and validly issued in accordance with the LLC Agreement, the Preferred Securities will entitle the holders of the Preferred Securities to the benefits of the LLC Agreement.

          (l) The holders of the Preferred Securities are members of Funding and as such have no liability for the obligations of Funding in excess of
     (a) their respective obligations to pay for their Preferred Securities, (b) their respective obligations to make other payments as members as provided for in the LLC Agreement, (c) their respective obligations to repay to Funding (1) any distribution received by any of the holders of the Preferred Securities in violation of the Delaware Limited Liability Company Act and (2) any amount arising out of an obligation or liability under other applicable law, and (d) their respective shares of the assets and undistributed profits of Funding.

          (m) The Certificate of Formation of Funding (the "CERTIFICATE OF FORMATION") has been duly filed with the Secretary of State of the State of Delaware and with all other offices, if any, where such filings are required and copies of such Certificate of Formation have been delivered to you.

          (n) The LLC Agreement has been duly executed and is a valid and binding agreement of the Company, in its capacity as manager and holder of the common limited liability company securities, and _________________, in his capacity as provisional member, enforceable against the Company, in its capacity as manager and holder of the common limited liability company securities, and _____________, in his capacity as provisional member, in accordance with its terms, and copies of such LLC Agreement have been delivered to you.

          (o) The CellNet Preferred Stock has been duly authorized by the Company and, when issued and delivered to and paid for in accordance with the terms of the Certificate of Designation and this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          (p) The additional shares of the CellNet Preferred Stock (the "ADDITIONAL CELLNET PREFERRED STOCK") that may be issued in payment of dividends in respect of the CellNet Preferred Stock have been duly authorized and reserved by the Company and, when issued and delivered in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          (q) The terms of the CellNet Preferred Stock as specified in the Certificate of Designation are legal, valid and enforceable against the Company.

          (r) The Certificate of Designation creating the CellNet Preferred Stock will have been duly filed with the Secretary of State of the State of Delaware and with all other offices where such filings are required, on or before the Closing Date (as defined below).

          (s) The authorized capital stock and securities of the Company or Funding, as the case may be, conform as to legal matters to the descriptions thereof in the Prospectus.

          (t) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

          (u) The CellNet Exchange Common Shares and the shares of the Common Stock payable as dividends on the Preferred Securities or as dividends on the CellNet Preferred Stock (together with the CellNet Exchange Common Shares, the "CELLNET COMMON SHARES") have been duly authorized and validly reserved for issuance upon exchange of the Preferred Securities or payment as dividends on the Preferred Securities by all necessary corporate action of the Company and, when duly issued by the Company upon such exchange or payment, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or similar rights.

          (v) The Guarantee Agreement has been duly authorized by the Company and Funding and, when validly executed and delivered by the Company and Funding, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (w) The execution and delivery by Funding and the Company of, and the performance by Funding and the Company of their respective applicable obligations under, this Agreement, the Escrow Agreement, the Guarantee Agreement, the Preferred Securities (in the case of Funding), the LLC Agreement, the CellNet Preferred Stock (in the case of the Company) and the Certificate of Designation (in the case of the Company) (all of the foregoing being referred to herein collectively as the "TRANSACTION DOCUMENTS") and the issuance, sale and delivery of the Preferred Securities, the Original CellNet Preferred Stock, the Additional CellNet Preferred Stock, when issued, and the CellNet Common Shares, when issued, will not contravene any provision of applicable law or the certificate of incorporation or by-laws or the Certificate of Formation or the LLC Agreement, as the case may be, either of Funding or the Company, or any agreement or other instrument binding upon Funding or the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Funding, the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Funding or the Company of their respective obligations under the Transaction Documents and the issuance, sale and delivery of the Preferred Securities, the Original CellNet Preferred Stock, the Additional CellNet Preferred Stock, when issued, and the CellNet Common Shares, when issued, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities.

          (x) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (y) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Funding or the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) except for any such change which has been disclosed to you and to the disclosure of which in the Prospectus you have agreed.

          (z) There are no legal or governmental proceedings pending or, to the knowledge of the Company or Funding, threatened to which Funding, the Company or any of its subsidiaries is a party or to which any of the properties of Funding, the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and none of such proceedings is reasonably likely

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     to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of Funding or the Company to perform their respective obligations under the Transaction Documents or to consummate the transactions contemplated by the Prospectus.

          (aa) Neither Funding nor the Company is, and after giving effect to the offering and sale of the Preferred Securities and the application of the proceeds thereof as described in the Prospectus, neither Funding nor the Company will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          (ab) Each of Funding, the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates or permits or make such declarations or filings would not have a material adverse effect on Funding or the Company and its subsidiaries, taken as a whole, or any Subsidiary, singly.

          (ac) Each of Funding, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the protection of the environment, hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on Funding or the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (ad) Each of Funding and the Company has reasonably concluded that the costs and liabilities associated with the Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a material adverse effect on Funding or the Company and its subsidiaries, taken as a whole.

          (ae) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) neither Funding nor the Company and its

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     subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (2) neither Funding nor the Company has purchased (except, in the case of the Company, for the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons providing services to the Company or any of its subsidiaries pursuant to agreements under which the Company has the option to repurchase such shares of Common Stock upon the occurrence of certain events such as the termination of employment or other service-providing relationship) any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of Funding or the Company and its consolidated subsidiaries taken as a whole, except in each case as described in the Prospectus.

               (af) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.

          (ag) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, and to the Company's knowledge, all patents and patent rights, necessary to carry on its business in all material respects as described in the Prospectus and, except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has received any correspondence relating to any of the foregoing or notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which the Company believes would, singly or in the aggregate, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (ah) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (ai) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (aj) Each of Funding and the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such certificates, authorizations and permits would not have a material adverse effect on Funding or the Company and its subsidiaries, taken as a whole, or any Subsidiary singly, and neither Funding, the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Funding or the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (ak) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (al) The terms of the Preferred Securities and the CellNet Preferred Stock conform in all material respects to the descriptions thereof contained in the Prospectus under the headings "Description of the Preferred Securities" and "Description of CellNet Preferred Stock," respectively.

          (am) Each of Funding and the Company is, and immediately after the Closing Date will be, solvent. As used herein, the term "solvent" means, with respect to Funding or the Company, as the case may be, on a particular date, that on such date (A) the fair market value of the assets of Funding or the Company, as the case may be, is greater than the respective total amount of liabilities (including contingent liabilities) of Funding or the Company, as the case may be, (B) the present fair salable value of the assets of Funding or the Company, as the case may be, is greater than the amount that will be required to pay the respective probable liabilities of Funding or the Company, as the case may be, on its debts as they become absolute and matured, (C) Funding or the Company, as the case may be, is able to pay its debts and other liabilities, including contingent obligations, as they mature and (D) Funding or the Company, as the case may be, does not have an unreasonably small capital.

          (an) There are no holders of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights, options, or warrants to obtain securities of the Company or any of its subsidiaries, who have the right, during the [90] day period after the date of this Agreement, to require the Company to register securities held by them under the Securities Act, other than holders who have waived such right for the [90] day period after the date of the Prospectus and who have waived their rights with respect to the inclusion of their securities in the Registration Statement.

          (ao) Each of Funding and the Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to you, and upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, you agree to purchase from the Company 3,000,000 shares of Preferred Securities at $______ per Preferred Security (the "PURCHASE PRICE").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to you the Additional Preferred Securities, and you shall have a one time right to purchase up to 450,000 Additional Preferred Securities at the Purchase Price. If you elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Preferred Securities to be purchased by you and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Preferred Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Preferred Securities.

          The Company hereby agrees that, without your prior written consent, it will not, during the period ending [90] days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of the CellNet Exchange Common Shares pursuant to the Certificate of Designation, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing, (C) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Preferred Securities hereunder or (D) shares or options to acquire shares of Common Stock which may be issued or granted from time to time by the Company pursuant to the Company's 1992 Stock Option Plan, the Company's 1994 Stock Plan or the Company Employee Stock Purchase Plan.

          3. TERMS OF PUBLIC OFFERING. The Company is advised by you that you propose to make a public offering of the Preferred Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Preferred Securities are to be offered to the public initially at $_____________ per Preferred Security (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ per Preferred Security under the Public Offering Price, and that you may allow, and such dealers may reallow, a concession, not in excess of $_____ per Preferred Security, to you or to certain other dealers.

          4. PAYMENT AND DELIVERY. Payment for the Firm Preferred Securities shall be made to Funding in Federal or other funds immediately available in New York City against delivery of such Firm Preferred Securities for your account at 10:00 a.m., New York City time, on ____________, 1998, or at such other time on the same or such other date, not later than _________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

          Payment for any Additional Preferred Securities shall be made to Funding in Federal or other funds immediately available in New York City against delivery of such Additional Preferred Securities for your account at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than _______, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

          Certificates for the Firm Preferred Securities and Additional Preferred Securities shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Preferred Securities and Additional Preferred Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Preferred Securities to you duly paid, against payment of the Purchase Price therefor.

          5. CONDITIONS TO YOUR OBLIGATION. The obligations of Funding and the Company to sell the Preferred Securities to you and your obligation to purchase and pay for the Preferred Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [_____] (New York City time) on the date hereof.

          Your obligation is subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                         (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of Funding or the Company's securities, as the case may be, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                         (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of Funding or the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Preferred Securities on the terms and in the manner contemplated in the Prospectus.

               (b) You shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of Funding and the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of each of Funding and the Company contained in this Agreement are true and correct as of the Closing Date and that each of Funding and the Company have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.

               The officers signing and delivering such certificates may rely upon the best of their knowledge as to proceedings threatened.

               (c) You shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, outside counsel for Funding and the Company, dated the Closing Date, in the form of Exhibit B hereto.

               (d) You shall have received on the Closing Date an opinion of Wilkinson, Barker, Knauer & Quinn, regulatory counsel for the Company, dated the Closing Date, in the form of Exhibit C hereto.

               (e) You shall have received on the Closing Date an opinion of Fish & Richardson, intellectual property counsel for the Company, dated the Closing Date, in the form of Exhibit D hereto.

               (f) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriter, dated the Closing Date, with respect to the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

               (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (h) The "lockup" agreements, each substantially in the form of Exhibit A hereto, between you and certain securityholders, officers and directors of the Company relating to sales and certain other dispositions of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

               (i) You shall have received written waivers from each holder of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights, options, or warrants to obtain securities of the Company or any of its subsidiaries, who have the right, during the [90] day period after the date of this Agreement, to require the Company to register securities held by them under the Securities Act waiving such right for the [90] day period after the date of the Prospectus.

               (j) The LLC Agreement, the Certificate of Designation and each other Transaction Document relating to the Preferred Securities or the CellNet Preferred Stock shall be completely satisfactory, in form and substance, to you.

               (k) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before, or to the knowledge of Funding or the Company or to your knowledge, threatened by the Commission.

               (l) The Preferred Securities have received approval for listing, subject to official notice of issuance, on Nasdaq by the Nasdaq Stock Market, Inc.

          Your obligation to purchase Additional Preferred Securities hereunder is subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of Funding and the Company, the due authorization and issuance of the Additional Preferred Securities and other matters related to the issuance of the Additional Preferred Securities.

          6. COVENANTS OF FUNDING AND THE COMPANY. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Preferred Securities as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by you or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to you and to the dealers (whose names and addresses you will furnish to the Company) to which Preferred Securities may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Preferred Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve month period ending July 1, 1999 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) Not to agree to amend or waive the "lock-up" period as provided for in the "lock-up agreements" to be entered into pursuant to
     Section 5(h).

               (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and Funding's counsel and the Company's accountants in connection with the registration and delivery of the Preferred Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivery of copies thereof to you and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Preferred Securities to you, including any transfer or other taxes payable thereon and all costs and expenses related to the preparation, issuance and delivery of the CellNet Preferred Stock,
     (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Preferred Securities under state securities laws and all expenses in connection with the qualification of the Preferred Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of your counsel in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of your counsel incurred in connection with the review and qualification of the offering of the Preferred Securities by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Preferred Securities and all costs and expenses incident to listing the Preferred Securities and Exchange Common Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Preferred Securities, (vii) the costs and charges of any transfer agent, Escrow Agent, registrar or depositary, (viii) the costs and expenses of the Company and Funding relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Preferred Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company or Funding, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and
     (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, you will pay all of your costs and expenses, including fees and disbursements of your counsel, stock transfer taxes payable on resale of any of the Preferred Securities by them and any advertising expenses connected with any offers you may make.

          7. INDEMNITY AND CONTRIBUTION. (a) Each of Funding and the Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Funding or the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to Funding or the Company in writing by the Underwriter expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Preferred Securities, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Preferred Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) The Underwriter agrees to indemnify and hold harmless Funding, the Company, their respective directors and officers who sign the Registration Statement and each person, if any, who controls Funding and the Company, as the case may be, within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Funding and the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to Funding or the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company or Funding, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Funding and the Company on the one hand and the Underwriter on the other hand from the offering of the Preferred Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of Funding and the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Funding and the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Preferred Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Preferred Securities (before deducting expenses) received by Funding and the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Preferred Securities. The relative fault of Funding and the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Funding or the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Funding, the Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).
 The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of Funding and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of Funding, the Company, their respective officers or directors or any person controlling Funding or the Company and (iii) acceptance of and payment for any of the Preferred Securities.

          8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Preferred Securities on the terms and in the manner contemplated in the Prospectus.

          9. EFFECTIVENESS; REIMBURSEMENT. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If this Agreement shall be terminated by you because of any failure or refusal on the part of Funding or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Funding or the Company shall be unable to perform their respective obligations under this Agreement, Funding and the Company will severally reimburse you for all out-of-pocket expenses (including the fees and disbursements of your counsel) reasonably incurred by you in connection with this Agreement or the offering contemplated hereunder.

          10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                         Very truly yours,

                         CELLNET DATA SYSTEMS, INC.



                         By:
                            ------------------------------------
                            Name:
                            Title:


                         CELLNET FUNDING, LLC



                         By:
                            ------------------------------------
                            Name:
                            Title:



Accepted as of the date hereof

Morgan Stanley & Co. Incorporated



By:
   ------------------------------------
   Name:
   Title:

                                                                      EXHIBIT A


                                FORM OF LOCK-UP LETTER



                                   _____________, 1998


Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, NY  10036

Dear Sirs and Mesdames:

          The undersigned [stockholder] [warrantholder] of CellNet Data Systems, Inc., a Delaware corporation ("CELLNET"), understands that CellNet and CellNet Funding, LLC, a newly formed Delaware limited liability company ("FUNDING"), propose to enter into an underwriting agreement (the "UNDERWRITING AGREEMENT") with you providing for the issuance and sale to you of an aggregate of 3,000,000 of Funding's ___% Exchangeable Limited Liability Company Preferred Securities, liquidation preference $25.00 per Preferred Security (the "FIRM PREFERRED SECURITIES"), which will be mandatorily redeemable on May 1, 2010, and, at your election, solely to cover over-allotments, if any, in connection with the offering (the "OFFERING") of the Firm Preferred Securities, up to an additional 450,000 of Funding's ___% Exchangeable Limited Liability Company Preferred Securities, liquidation preference $25.00 per Preferred Security (together with the Firm Preferred Securities, the "PREFERRED SECURITIES"), which will be mandatorily redeemable on May 1, 2010. The Preferred Securities will be exchangeable at the option of the holder thereof into shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of CellNet.

          To induce you to continue your efforts in connection with the Public Offering, the undersigned hereby agrees that, without your written consent, it will not, during the period commencing on the date hereof and ending [90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either now owned by the undersigned or are hereafter acquired prior to or in connection with the offering of Preferred Securities) or
(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Preferred Securities hereunder. In addition, the undersigned agrees that, without your prior written consent, it will not, during the period commencing on the date hereof and ending [90] days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.


                                   Very truly yours,


                                   _________________________
                                   (Name)

                                   _________________________
                                   (Address)

                                                                      EXHIBIT B


                                  FORM OF OPINION OF
                           WILSON SONSINI GOODRICH & ROSATI


          Pursuant to Section 5(c) of the Underwriting Agreement, Wilson Sonsini Goodrich & Rosati, counsel for Funding and the Company, shall furnish an opinion to the effect that:

          (i) Funding has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the power and authority to own its property and to conduct its business as described in the Prospectus.

          (ii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or any Subsidiary, singly.

          (iii) Each of CellNet Data Services, Inc., a Delaware corporation, CellNet Data Services (KC), Inc., a Delaware corporation, CellNet Data Services (MSP), Inc., a Delaware corporation, CellNet Data Services (SL), Inc., a Delaware corporation, CN Frequency (KC), Inc., a Delaware corporation, CN Frequency (SL), Inc., a Delaware corporation, and CN WAN Corp., a Delaware corporation, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (iv) This Agreement has been duly authorized, executed and delivered by each of Funding and the Company.

          (v) The Escrow Agreement has been duly authorized by each of Funding and the Company and, when executed and delivered by each of Funding and the Company, will be a valid and binding agreement of each of Funding and the Company, enforceable against each of them in accordance with its terms, except as (x) the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (vi) The pledge and grant of a security interest in the Treasury Strips for the benefit of the Escrow Agent and the holders of the Preferred Securities constitutes a perfected security interest in the Treasury Strips with first priority against all creditors of the Company and Funding.

          (vii) The Preferred Securities are duly authorized by the LLC Agreement and, when issued and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement and the LLC Agreement, will be validly issued and fully paid, and will not be subject to any preemptive or similar rights.

          (viii) Once duly and validly issued in accordance with the LLC Agreement, the Preferred Securities will entitle the holders of the Preferred Securities to the benefits of the LLC Agreement.

          (ix) The holders of the Preferred Securities are members of Funding and as such have no liability for the obligations of Funding in excess of
     (a) their respective obligations to pay for their Preferred Securities, (b) their respective obligations to make other payments as members as provided for in the LLC Agreement, (c) their respective obligations to repay to Funding (1) any distribution received by any of the holders of the Preferred Securities in violation of the Delaware Limited Liability Company Act and (2) any amount arising out of an obligation or liability under other applicable law, and (d) their respective shares of the assets and undistributed profits of Funding.

          (x) The Certificate of Formation of Funding has been duly filed with the Secretary of State of the State of Delaware and with all other offices, if any, where such filings are required and copies of such Certificate have been delivered to you.

          (xi) The LLC Agreement has been duly executed and is a valid and binding agreement of the Company, in its capacity as manager and holder of the common limited liability company securities, and _________________, in his capacity as provisional member, enforceable against the Company, in its capacity as manager and holder of the common limited liability company securities, and _____________, in his capacity as provisional member, in accordance with its terms, and copies of such Agreement have been delivered to you.

          (xii) The CellNet Preferred Stock has been duly authorized by the Company and, when issued and delivered to and paid for in accordance with the terms of the Certificate of Designation and this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          (xiii) The additional shares of the CellNet Preferred Stock that may be issued in payment of dividends in respect of the CellNet Preferred Stock, have been duly authorized and reserved by the Company and, when issued and delivered in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          (xiv) The terms of the CellNet Preferred Stock as specified in the Certificate of Designation are legal, valid and enforceable against the Company.

          (xv) The Certificate of Designation creating the CellNet Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and with all other offices where such filings are required, on or before the Closing Date.

          (xvi) The authorized capital stock and securities of the Company or Funding, as the case may be, conform as to legal matters to the descriptions thereof in the Prospectus.

          (xvii) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

          (xviii)   The CellNet Exchange Common Shares and the shares of the
     Common Stock payable as dividends on the Preferred Securities or as dividends on the CellNet Preferred Stock have been duly authorized and validly reserved for issuance upon exchange of the Preferred Securities or payment as dividends on the Preferred Securities by all necessary corporate action of the Company and, when duly issued by the Company upon such exchange or payment, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or similar rights.

          (xix) The Guarantee Agreement has been duly authorized by the Company and Funding and, when validly executed and delivered by the Company and Funding, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as
     (x) the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (xx) The execution and delivery by Funding and the Company of, and the performance by Funding and the Company of their respective applicable obligations under, this Agreement, the Escrow Agreement, the Guarantee Agreement, the Preferred Securities (in the case of Funding), the LLC Agreement, the CellNet Preferred Stock (in the case of the Company) and the Certificate of Designation (in the case of the Company) and the issuance, sale and delivery of the Preferred Securities, the Original CellNet Preferred Stock, the Additional CellNet Preferred Stock, when issued, and the CellNet Common Shares, when issued, will not contravene any provision of applicable law or the certificate of incorporation or by-laws or the Certificate of Formation or the LLC Agreement, as the case may be, either of Funding or the Company, or any agreement or other instrument binding upon Funding or the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Funding, the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Funding or the Company of their respective obligations under the Transaction Documents and the issuance, sale and delivery of the Preferred Securities, the Original CellNet Preferred Stock, the Additional CellNet Preferred Stock, when issued, and the CellNet Common Shares, when issued, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities.

          (xxi) The statements (1) in the Prospectus under the captions "Risk Factors -- Possible Termination of Contracts", "Risk Factors -- Risk Factors Related to Certain United States Federal Income Tax Considerations", "Business -- Proprietary Rights", "Business -- Current Utility Service Agreements", "Business -- Recent Developments", "Description of the Preferred Securities", "Description of CellNet Preferred Stock", "Description of Capital Stock" and "Certain United States Federal Income Tax Considerations", (2) in the Form 10-K under "Management -- Incentive Stock Plans", "Management -- Employment Contracts and Change of Control Arrangements" and "Certain Transactions", and (3) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

          (xxii) To such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which Funding or the Company or any of its subsidiaries is a party or to which any of the properties of Funding or the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, and none of such proceedings is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of Funding or the Company to perform their respective obligations under the

     Transaction Documents or to consummate the transactions contemplated by the Prospectus and, to such counsel's knowledge there is no statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or, in the case of any such contract or document, to be filed as an exhibit to the Registration Statement, that is not described or filed as required.

          (xxiii)   Neither Funding nor the Company is, and after giving effect to the offering and sale of the Preferred Securities and the application of the proceeds thereof as described in the Prospectus, neither Funding nor the Company will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xxiv) The terms of the Preferred Securities and the CellNet Preferred Stock conform in all material respects to the descriptions thereof contained in the Prospectus under the headings "Description of Preferred Securities" and "Description of CellNet Preferred Stock", respectively.

          (xxv) (x) Such counsel is of the opinion that (a) the Registration Statement and Prospectus and (b) documents incorporated by reference in the Prospectus (except in each case for financial statements, financial data and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects, respectively, with the Securities Act and the rules and regulations of the Commission thereunder and the Securities and Exchange Act of 1934 and the rules and regulations of the Commission thereunder, as of the dates they were filed with the Commission. In addition, while such counsel has not performed any independent check or verification of the information contained in the Registration Statement, such counsel has participated in the drafting and preparation of the Registration Statement and nothing has come to the attention of such counsel that leads them to believe that (i) except for financial statements, financial data and schedules as to which such counsel need not express any belief, the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (y) such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement that is not so filed.

          With respect to subparagraph (xxv) above, Wilson Sonsini Goodrich & Rosati may state that its opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                                                                      EXHIBIT C


                 FORM OF OPINION OF WILKINSON, BARKER, KNAUER & QUINN


          Pursuant to Section 5(d) of the Underwriting Agreement, Wilkinson, Barker, Knauer & Quinn, regulatory counsel for the Company, shall furnish an opinion to the effect that:

          The statements in the Form 10-K and the Prospectus under the captions "Risk Factors -- Access to Radio Frequency Spectrum; Regulation by the Federal Communications Commission," "Business -- Recent Developments" and "Business -- Spectrum Regulation," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present and summarize such legal matters, documents and proceedings.

                                                                      EXHIBIT D


                      FORM OF OPINION OF FISH & RICHARDSON


          Pursuant to Section 5(e) of the Underwriting Agreement, Fish & Richardson, intellectual property counsel for the Company, shall furnish an opinion to the effect that:

          (i) there are no legal or governmental actions, claims or proceedings pending or threatened against the Company relating to patent rights of the Company or alleging that the Company is infringing or otherwise violating any patents or trade secrets owned by others and the Company has not received any communication in which it is alleged that the Company is infringing or violating the patent rights of third parties; and

          (ii) the statements in the Form 10-K and the Prospectus under the captions "Risk Factors -- Uncertainty of Protection of Copyrights, Patents and Proprietary Rights", "Business -- Proprietary Rights" and "Business -- Legal Proceedings," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present and summarize such legal matters, documents and proceedings.